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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-98091 and 333-101909) of Seminis, Inc. of our report dated January 13, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Los Angeles, CA
January 13, 2003